                                                                    Exhibit 4.12

     THE WARRANT EVIDENCED OR CONSTITUTED HEREBY HAS BEEN, AND ALL SHARES OF COMMON STOCK ISSUABLE HEREUNDER MAY BE, ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("THE ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS (A) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION, (B) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144 OR (C) SUCH SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE ACT. THIS WARRANT IS ALSO SUBJECT TO RESTRICTIONS ON TRANSFER AS PROVIDED HEREIN.

            WARRANT TO PURCHASE COMMON STOCK OF KANA SOFTWARE, INC.

WARRANT NO. CS2000B

     THIS CERTIFIES THAT, for value received, Banca 121("Banca 121" or the "Holder") is entitled, subject to the terms and conditions of this Warrant, at any time or from time to time after September 5, 2001 (the "Effective Date"), and before 5:00 p.m. Pacific Time onSeptember 5, 2006 (the "Expiration Date"), to purchase from Kana Software, Inc., a Delaware corporation ("Kana" or the "Company"), 50,000 shares of common stock of the Company (the "Shares") subject to the exercise schedule set forth in Section 2 hereof , at a price per share equal to $0.75 (the "Exercise Price") subject to adjustment pursuant to Section 6 hereof.

1. CERTAIN DEFINITIONS. As used in this Warrant, the following terms shall have the following respective meanings:

     "Affiliate" means a legal entity that Banca 121, directly or indirectly
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through one or more banking intermediaries, controls. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity. "Alliance Agreement" shall mean the Restated Master Alliance Agreement
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by and between the parties of even date herewith.

     "Fair Market Value" of one share of the Company's Common Stock, as of any
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date, shall mean the average of the closing prices of the Common Stock then quoted on the Nasdaq Stock Market for the ten trading days ending on the day prior to the measurement date.

     "Sale of the Company" shall mean a merger of the Company with or into any
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other corporation or corporations (or other person) or a sale of stock of the Company, in which the stockholders of this Company immediately before the merger or stock sale do not hold more than 50% of the voting power of the surviving corporation immediately after the merger or stock sale, or a sale, conveyance or disposition of all or substantially all of the assets of this Company.

     "Warrant" as used herein, shall include this Warrant and any warrant
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delivered in substitution or exchange therefor as provided herein.

2.   EXERCISE SCHEDULE.

     2.1 50,000 shares of the Company's Common Stock (the "Shares") is available under this Warrant.

     2.2 The Shares shall be fully vested as of the date hereof, and shall be fully-exercisable on September 5, 2006.

     2.3  The exercisability of the Warrant shall accelerate according to schedule in part (b) below provided that Holder fulfills the obligations set forth in part (a):

          (a) Holder agrees during the term of this Warrant: (i) that Kana may use Holder's name as a reference, including without limitation, use of Holder's name in any Kana customer lists; on Kana's website; and on other promotional materials; (ii) Holder further agrees to allow Kana to use Holder's name in a press release that is mutually agreed upon in writing, which agreement by Holder shall not be unreasonably withheld or delayed; (iii) Holder shall place the "Powered by Kana" logo on Holder's website; (iv) Holder shall provide Kana with written or videotaped comments which Kana may use in promotional materials; (v) Holder shall periodically discuss the Product and support provided by Kana with potential Kana customers upon Kana's request; and periodically allow potential Kana customers to visit Holder's facilities for the purpose of demonstrating the use of the Product; (vi) the Holder shall use reasonable efforts to allow Kana to be the exclusive provider of e-business solutions to Holder and all affiliates of Holder; and (v) Holder shall use commercially reasonable efforts to refer to Kana at least ten (10) significant additional customers during the term of this Agreement.

          (b) Subject to Holder's fulfillment of 2.3(a), the exercise schedule of the Warrant shall accelerate as follows:

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               On October 31,       On October 31,      On October 31,     On October 31,
               2001                 2002                2003               2004
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               12,500 Shares        12,500 Shares       12,500 Shares      12,500 Shares
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     2.4 Forfeiture/Penalty. To the extent that the Holder has failed to meet the obligations set forth in section 2.2 (a) of this Agreement for any Period, the number of Shares that Holder may exercise for the next Period will be adjusted downward to the extent of 12,500 shares ("Forfeited Shares")

     2.5 The Company shall provide the Holder with a written notice setting forth the number of Shares that the Holder may exercise and the number of Forfeited Shares for the applicable Period (or portion thereof) and the total Shares then issuable upon exercise of this Warrant on each of the following dates: (i) within thirty (30) days following the end of each Period, (ii) at least thirty (30) days prior to the completion of a Sale of the Company, and
(iii) not more than once each Period, within thirty (30) days of the Holder's written request, as of the end of the quarter reflected in the Holder's request.

3.   EXERCISE OF WARRANT

     3.1. Payment. Subject to compliance with the terms and conditions of this
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Warrant and applicable securities laws, this Warrant may be exercised by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Annex A (the "Notice of Exercise"), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering:

          (a) this Warrant at the principal office of the Company, and

          (b) payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder, or
(iii) by a combination of (i) and (ii) (the "Exercise Amount"), except that if the Holder is subject to HSR Act filing requirements, the Exercise Amount shall be paid to the Company within five (5) business days of the termination of all applicable HSR Act restrictions.

     3.2. Net Issue Exercise. In lieu of the payment methods set forth in
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Section 3.1(b) above, the Holder may elect to exercise all or some of the Warrant and receive Shares equal to the value of the amount of the Warrant being exercised on the date of exercise. If the Holder elects to exercise this Warrant as provided in this Section 3.2, the Holder shall tender to the Company the Warrant for the amount being exercised, along with written notice of the Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Holder the number of Shares computed using the following formula:

          X = Y (A-B)
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                 A

          Where X = the number of Shares to be issued to the Holder.

          Y = the number of vested Shares under the Warrant that are being exercised (as adjusted to the date of such calculation).

          A = the then Fair Market Value of one share of the Common Stock.

          B = the Exercise Price (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section 3.2.

     3.3. Stock Certificates; Fractional Shares. As soon as practicable on or
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after the date this Warrant is exercised, the Company shall issue and deliver to the Holder a certificate or certificates for the number of whole Shares issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the then Fair Market Value of one whole share of Common Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

     3.4. Partial Exercise; Effective Date of Exercise. In case of any partial
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exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the Shares purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. However, if Holder is subject to HSR Act filing requirements, this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration of all applicable HSR Act restrictions. The person entitled to receive the Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

     3.5  Sale of the Company. In the event of a Sale of the Company, the
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Company shall give written notice to the Holder of such Sale of the Company not less than thirty (30) days prior to the anticipated closing date thereof. The surviving company from any Sale of the Company will have to respect all the conditions of the present agreement. The surviving company from any Sale of the Company (or the Company at the request of the Sale of the Company) may, at anytime prior to thirty (30) days following the closing date of the Sale of the Company, terminate this Warrant by providing thirty (30) days written notice of termination. During such thirty (30) day period after the notice (or such longer period if required by HSR restrictions), Holder may exercise the Warrant with respect to any vested and unexercised Shares. Upon termination, all Shares not exercised shall be forfeited.

4. VALID ISSUANCE: TAXES. All Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for the Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

5. LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

6. ADJUSTMENTS. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its capital stock, or issue additional securities as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, but the aggregate Exercise Price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 6 shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

7. RESERVATION OF COMMON STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Shares upon the exercise of this Warrant.

8. ACCREDITED INVESTOR. Purchaser certifies and represents to the Company that at the time Purchaser acquires any of the Securities, Purchaser will be an institutional Purchaser that is an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment

9. TRANSFER AND EXCHANGE. This Warrant shall not be transferable except in the event of a Sale of the Holder or to any Affiliate of the Holder. In the event of a transfer of this Warrant in whole or in part, the Company shall deliver a new Warrant to the transferee and the Holder, if applicable, with respect to the number of Shares for which this Warrant may then be exercisable. Any extraordinary costs resulting from such transfers (including, without limits, reasonable cost of legal and tax advisors for domestic and international law compliance, registration costs, etc.) shall be borne by Holder.

10. SECURITIES LAW RESTRICTIONS. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the "SEC") under the 1933 Act, covering the disposition or sale of this Warrant or the Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, pledge, hypothecate or otherwise transfer any or all such Warrants or Shares, as the case may be, or any interest therein unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such securities is made pursuant to SEC Rule 144.

11. COMPLIANCE WITH SECURITIES LAWS. By acceptance of this Warrant, the Holder hereby represents, warrants and covenants that any Shares purchased upon exercise of this Warrant or acquired upon conversion thereof shall be acquired for investment only and not with a view to, or for sale in connection with, any distribution thereof; and that, unless the Shares shall have been registered with the SEC under the 1933 Act, all stock certificates representing Shares issued to the Holder upon exercise of this Warrant or upon conversion of such Shares may have affixed thereto a legend substantially in the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT. THE COMPANY MAY REQUIRE DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER IS EXEMPT FROM OR IN COMPLIANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW."

12. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by such Holder to purchase Shares by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Holder hereof, shall cause such Holder hereof to be a stockholder of the Company for any purpose.

13. NOTICES. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

14. HEADINGS. The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.

15. LAW GOVERNING. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

16. SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

17. SATURDAYS, SUNDAYS AND HOLIDAYS; CURRENCY. If the Expiration Date falls on a Saturday, Sunday or legal holiday in the State of California, the Expiration Date shall automatically be extended until 5:00 p.m. the next business day. All monetary references herein are in the currency of the United States.

     IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant as of September 5, 2001.

                                    KANA SOFTWARE, INC.

                                    By:   /s/
                                       --------------------------------------
                                        Name:
                                        Title:

                                    BANCA 121

                                    By:   /s/
                                       --------------------------------------
                                        Name:
                                        Title:

                                    Banca 121

                                    With a copy to:

                                    Banca 121

Annex A
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NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)



KANA SOFTWARE, INC.                       WARRANT NO. CS-____A

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, the securities of Kana Software, Inc. as provided for therein, and (check the applicable box):

[_] Tenders herewith payment of the exercise price in the form of cash, check, wire transfer, or exchange of stock, in the amount of $____________ for _________ such securities.

[_] Elects the Net Issue Exercise option pursuant to Section 3.2 of the Warrant, and accordingly converts the attached Warrant into _______ shares of Common Stock in the manner specified Section 3.2.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name:       ___________________________________________________________

Address:    ___________________________________________________________

Signature:  ___________________________________________________________

Dated:      ___________________________________________________________


Note: The above signature should correspond exactly with the name on the first page of this Warrant.

If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.